SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Acumen Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903	Acumen Pharmaceuticals, Inc. Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be held on June 15, 2022

10:00 A.M. Eastern Time For Stockholders of record as of April 18, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the Notice and Proxy Statement and Annual Report, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ABOS

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view the Notice and Proxy Statement
and Annual Report and VOTE go to www.proxydocs.com/ABOS
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 03, 2022.

To order paper or e-mail materials, use one of the following methods.

INTERNET www.investorelections.com/ABOS	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Acumen Pharmaceuticals, Inc.

Meeting Type: Annual Meeting of Stockholders
Date:	Wednesday, June 15, 2022
Time:	10:00 AM, Eastern Time
Place:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/ABOS for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/ABOS
SEE REVERSE FOR FULL AGENDA

Acumen Pharmaceuticals, Inc.

2022 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL

1.	Election of Class I Directors to hold office until the 2025 Annual Meeting of Stockholders.

1.01 Kimberlee C. Drapkin

1.02 Jeffrey Ives, Ph.D.

1.03 Sean Stalfort

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	The transaction of such other business as may properly come before the meeting.